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   [Letterhead of Correro Fishman Haygood Phelps Walmsley & Casteix, L.L.P.]

                                                                     EXHIBIT 5.1
                                  May 11, 2000


US Unwired Inc.
One Lakeshore Drive
Suite 1900
Lake Charles, LA  70629

          Re:  US Unwired Inc.
               Registration Statement on Form S-1
               Registration No. 333-33964

Ladies and Gentlemen:

     We refer to the Registration Statement on Form S-1, Registration No. 333-33964, that you filed with the Securities and Exchange Commission on April 4, 2000 (as amended or supplemented, the "Registration Statement"), in connection with the registration under the Securities Act of 1933 of up to 9,200,000 shares (the "Shares") of class A common stock, $.01 par value per share, of US Unwired Inc., a Louisiana corporation, for sale to the public through underwriters. The Shares consist of 8,000,000 shares (the "Firm Shares") to be issued and sold to the underwriters by you, and up to 1,200,000 additional shares (the "Additional Shares") which may be sold to the underwriters by selling stockholders listed in the Registration Statement under "Principal and Selling Stockholders" to cover overallotments in the sale of the Firm Shares. As your legal counsel, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, by you in connection with the issuance and sale of the Firm Shares and your prior issuance of the Additional Shares to the selling stockholders.

     In our opinion, (1) the Firm Shares have been duly authorized and, when issued and sold in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable; and (2) the Additional Shares have been duly authorized and validly issued and are fully paid and nonassessable.

     Our opinion set forth above is limited to the laws of the State of Louisiana.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                              Very truly yours,

                              /s/ Correro Fishman Haygood
                                  Phelps Walmsley & Casteix, L.L.P.